UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2007
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

300 Concord Plaza Drive
San Antonio, Texas		78216-6999
(Address of principal executive offices)		(Zip Code)
(210) 828-8484
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 11, 2007, Tesoro Corporation (the “Company” or “Tesoro”) entered into the Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) with a syndicate of banks and financial institutions, including JPMorgan Chase Bank as administrative agent. The Credit Agreement has a five-year term and increases the Company’s total available revolving capacity from $750 million to $1.75 billion. Borrowings under the Credit Agreement are up to the total available capacity or the amount of a periodically adjusted borrowing base, consisting of Tesoro’s eligible cash and cash equivalents, receivables and petroleum inventories as defined less a standard reserve of $50 million (subject to adjustment if the fixed charge coverage rate is less than 1.0). Borrowings bear interest at either a base rate (8.25% at May 14, 2007) or a eurodollar rate (5.32% at May 14, 2007), plus an applicable margin. The applicable margin at May 14, 2007 was 1.00% in the case of the eurodollar rate, but varies based upon revolver availability and credit ratings. Tesoro is also required to maintain specified levels of fixed charge coverage and tangible net worth. The Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.
In connection with the acquisition described in Item 2.01 below, Tesoro entered into a $700 million credit agreement (“Interim Loan Facility”) due May 2008 with a syndicate of banks and financial institutions, including Lehman Commercial Paper Inc. as administrative agent. Borrowings bear interest at a eurodollar rate (5.32% at May 14, 2007), plus an applicable margin of 1.25%. The margin increases in increments of 0.25% after 90 days and 135 days from closing and an additional 0.50% after 180 days. The Interim Loan Facility contains covenants and conditions that, among other things, and subject to certain agreed exceptions, limit our ability to pay cash dividends, incur indebtedness, create liens and make investments. Tesoro is also required to maintain a maximum leverage ratio and a minimum interest coverage ratio. The agreement allows for optional prepayment anytime at par. The Company intends to refinance the Interim Loan Facility with senior unsecured notes. The Interim Loan Facility is filed as Exhibit 10.2 to this Current Report on Form 8-K.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On May 10, 2007, Tesoro acquired from Shell Oil Products US (“Shell”) a 100,000 barrel per day (“bpd”) refinery and a 42,000 bpd refined products terminal located south of Los Angeles, California along with 278 Shell-branded retail stations located throughout Southern California (collectively, the “Los Angeles Assets”). The purchase price of the Los Angeles Assets was $1.76 billion, including petroleum inventories of $213 million (subject to post-closing adjustments). The Company financed the purchase, including fees approximating $33 million, with $589 million in cash, $500 million on the Credit Agreement and the $700 million Interim Loan Facility. The audited financial statements of the Los Angeles Assets and related unaudited pro forma financial information will be filed at a later date as an amendment to this Current Report on Form 8-K as required by Item 9.01 of Form 8-K. A press release announcing the completion of the acquisition is filed as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
9.01 Financial Statements and Exhibits.
(c) Exhibits.
10.1	Fourth Amended and Restated Credit Agreement dated May 11, 2007.

10.2	$700 million Credit Agreement dated May 11, 2007.

99.1	Press release issued on May 11, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 15, 2007

TESORO CORPORATION
By:	/s/ GREGORY A. WRIGHT
Gregory A. Wright
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

10.1	Fourth Amended and Restated Credit Agreement dated May 11, 2007.

10.2	$700 million Credit Agreement dated May 11, 2007

99.1	Press release issued on May 11, 2007.

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